EXHIBIT T3B.1

RESTATED1

BYLAWS

OF

WASHINGTON MUTUAL, INC.

ARTICLE I
OFFICES

The principal office and place of business of the corporation in the state of Washington shall be located at 1301 Second Avenue, Seattle, Washington  98101.

The corporation may have such other offices within or without the state of Washington as the board of directors may designate or the business of the corporation may require from time to time.

ARTICLE II
NUMBER OF DIRECTORS

The board of directors of this corporation shall consist of between 14 and 16 members, with the exact number determined from time to time by resolution adopted by the board of directors.

ARTICLE III
SHAREHOLDERS

Section 3.1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the third Tuesday in the month of April in each year, beginning with the year 1995, at 10:00 a.m., or at such other date or time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the state of Washington, the meeting shall be held on the next succeeding business day.  If the election of directors is not held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

Section 3.2.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute may be called by the board of

_____________________
1 Reflects amendments adopted by the Board of Directors through and including the May 27, 2008 meeting of the Board of Directors.

directors or by the written request of holders of at least twenty-five percent (25%) of the votes entitled to be cast on each issue to be considered at the special meeting.

Section 3.3.  Place of Meetings.  Meetings of the shareholders shall be held at either the principal office of the corporation or at such other place within or without the state of Washington as the person or persons calling the meeting may designate.

Section 3.4.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a date as the record date for any such determination of shareholders, which date in any case shall not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than 20 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, the day before the first notice of a meeting is dispatched to shareholders or the date on which the resolution of the board of directors authorizing such dividend or distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent in lieu of meeting.

Section 3.5.  Voting Lists.  At least ten (10) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall prepare an alphabetical list of all its shareholders on the record date who are entitled to vote at the meeting or any adjournment thereof, arranged by voting group, and within each voting group by class or series of shares, with the address of and the number of shares held by each, which record for a period of ten (10) days prior to the meeting shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, shareholder's agent or shareholder's attorney at any time during the meeting or any adjournment thereof.  Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

Section 3.6.  Notice of Meetings.  Notice, in tangible written or printed form, in electronic form, or in any other form then allowed under the Washington Business Corporations Act or other applicable law, stating the date, time and place of a meeting of shareholders and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be given by the person or persons calling the meeting or by the Secretary of the corporation at the direction of such person or persons to each shareholder of record entitled to vote at such meeting (unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), not less than ten (10) days and not more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual course of business, or the dissolution of the corporation shall be given not less than twenty (20) days and not more than sixty (60) days before the meeting.  Written notice may be transmitted by:  mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice.  Such notice shall be effective upon dispatch if sent to the shareholder's address, telephone number, or other number appearing on the records of the corporation.

Only such business shall be conducted at a special meeting of shareholders as shall be specified in the applicable notice of meeting given pursuant to this Section 3.6.  If an annual or special shareholders’ meeting is adjourned or postponed to a different date, time or place, notice need not be given of the new date, time or place of the adjourned or postponed meeting if the new date, time or place is announced at the meeting before adjournment or postponement unless a new record date is or, under the Washington Business Corporation Act or other applicable law, must be fixed.  If a new record date for the adjourned or postponed meeting is or, under the Washington Business Corporation Act or other applicable law, must be fixed, however, notice of the adjourned or postponed meeting must be given to persons who are shareholders as of the new record date.

Section 3.7.  Waiver of Notice.  A shareholder may waive any notice required to be given under the provisions of these bylaws, the articles of incorporation or by applicable law, whether before or after the date and time stated therein.  A valid waiver is created by any of the following three methods:  (a) in writing signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in its corporate records; (b) by attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 3.8.  Manner of Acting; Proxies.  A shareholder may vote either in person or by proxy.  A shareholder may vote by proxy by means of a proxy appointment form which is executed by the shareholder, his agent, or by his duly authorized attorney-in-fact.  All proxy appointment forms shall be filed with the secretary of the corporation before or at the commencement of meetings.  No unrevoked proxy appointment form shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the appointment form.  No proxy appointment may be effectively revoked until notice  of such revocation has been given to the secretary of the corporation by the shareholder appointing the proxy.  Any proxy appointment or any revocation of a proxy appointment may be executed in tangible written form, may be by means of an electric transmission or may be by any other means then allowed by the Washington Business Corporations Act or other applicable law.

Section 3.9.  Quorum.  At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter by the voting group, represented in person or by proxy by shareholders of record, shall constitute a quorum of that voting group for action on that matter.  Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for purposes of a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting.  At such reconvened meeting, any business may be transacted which might have been transacted at the adjourned meeting.  If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which a different vote is required by express provision of law or of the articles of incorporation or of these bylaws.

Section 3.10.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation.

Section 3.11.  Voting for Directors.

3.11.1.          In the election of directors every shareholder of record entitled to vote at the election shall have the right to vote in person the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  Shareholders entitled to vote at any election of directors shall have no right to cumulate votes.

           3.11.2            The Company elects to be governed by Section 23B.10.205 of the Washington Business Corporation Act with respect to the election of directors, as set forth in this Section 3.11.2.  In any election of directors that is not a contested election the candidates elected are those receiving a majority of votes cast.  For purposes of this Section 3.11, a vote of a “majority of votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.  The following shall not be votes cast:  (i) a share whose ballot is marked as withheld; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.  A nominee for director in an election that is not a contested election who does not receive a majority of votes cast, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earlier of: (i) ninety (90) days from the date on which the voting results of the election are determined, (ii) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors, or (iii) the date on which the director’s resignation is accepted by the Board.  In a contested election, the directors shall be elected by a plurality of the votes cast.  For purposes of this Section 3.11, a “contested election” is any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 3.14 of these bylaws, (ii) such nomination has not been withdrawn by such shareholder on or prior to the last date that a notice of nomination for such meeting is timely as determined under Section 3.14 and (iii) the Board of Directors has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest.

Section 3.12.  Voting of Shares by Certain Holders.

3.12.1.          Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the board of directors of such corporation may determine.  A certified copy of a resolution adopted by such directors shall be conclusive as to their determination.

3.12.2.          Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, without a transfer of such shares into the name of such personal representative, administrator, executor, guardian or conservator.  Shares standing in the name of a trustee may be voted by such trustee, but no trustee shall be entitled to vote shares held in trust without a transfer of such shares into the name of the trustee.

3.12.3.          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

3.12.4.          If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or appointment of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

3.12.5.          Unless the pledge agreement expressly provides otherwise, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

3.12.6.          Shares held by another corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any given time if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation.

3.12.7.          On and after the date on which written notice of redemption of redeemable shares has been dispatched to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall be deemed to be not outstanding shares.

Section 3.13.  Conduct of Meetings.  The Chair shall serve as chair of a meeting of the shareholders.  In the absence of the Chair, the Chief Executive Officer or any other person designated by the board of directors shall serve as chair of a meeting of shareholders.  The Secretary or in his absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chair of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The chair of a meeting of shareholders, determined in accordance with this Section 3.13, shall have discretion to establish the rules, regulations and procedures for the conduct of such meeting of shareholders and shall have the authority to adjourn or postpone such meeting from time to time whether or not there is a quorum present and without any action or vote by the shareholders present at such meetings, subject to any specific rules, regulations and procedures established by the board of directors.

Section 3.14.  Notice of Nomination or Proposal.  Nominations for the election of directors and proposals for any new business to be taken up at any annual or, subject to Section 3.6 of these bylaws, special meeting of shareholders may be made by the board of directors of the corporation or by any shareholder of the corporation entitled to vote generally in the election of directors.  In order for a shareholder of the corporation to make any such nomination or proposal at any annual meeting, the shareholder’s nomination or proposal must be in writing and received at the Executive Offices of the corporation by the Secretary of the corporation not less than 120 days in advance of the date corresponding to the date in the previous year on which the corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date of the previous year's annual meeting, a proposal shall be received by the corporation in accordance with the method set forth hereafter for proposals or nominations in advance of a special meeting of shareholders.  In order for a shareholder of the corporation to make any nomination or proposal to be taken up at a special meeting of shareholders, the shareholder’s nomination or proposal must be in writing and received at the Executive Offices of the corporation by the Secretary of the corporation not later than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is made by the corporation.  Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned, and the number of shares of stock of the corporation concerning which there is a right to acquire, directly or indirectly, by (A) each such nominee, and (B) by each associate of such person, determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iv) a statement that the nominee has agreed to tender his or her resignation pursuant to any resignation policy applicable to persons nominated for election as directors by the Board of Directors pursuant to the Company’s corporate governance guidelines as in effect from time to time.

For purposes of this Section 3.14, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice of a proposal or a nomination for director at such meeting as described above.

Section 3.15.  Action Without a Meeting.  Any action permitted or required to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing setting forth the action so taken shall be signed by all the shareholders.

ARTICLE IV
BOARD OF DIRECTORS

Section 4.1.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 4.2.  Number, Tenure and Qualification. The number of directors set forth in Article II of these bylaws may be increased or decreased from time to time by amendment to or in the manner provided in these bylaws. No decrease, however, shall have the effect of shortening the term of any incumbent director unless such director resigns or is removed in accordance with the provisions of these bylaws. Directors shall serve until their successors are duly elected and qualified or until their earlier resignation, removal from office, termination of their term or death. Directors need not be residents of the state of Washington or shareholders of the corporation.

Section 4.3.  Annual and Other Regular Meetings.  Regular meetings of the board shall be held on the third Tuesday of the months of January, February, April, June, July, September, October, and December or on such other date within the month as shall be determined by the Chair or the Chief Executive Officer, provided notice of the time and place of such meeting is given as provided in Section 4.4.  In each year, the regular meeting on the day of the Annual Meeting of Shareholders shall be known as the Annual Meeting of the Board.

           Section 4.4.  Special Meetings.  Special meetings of the board of directors may be called by one-third of the directors, the Chair or the Chief Executive Officer. The notice of a special meeting of the board of directors shall state the date and time and, if the meeting is not exclusively telephonic, the place of the meeting.  Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.  Notice shall be given by the person or persons authorized to call such meeting, or by the Secretary at the direction of the person or persons authorized to call such meeting.  The notice may be oral or written.  If the notice is orally communicated in person or by telephone to the director or to the director's personal secretary or is sent by electronic mail, telephone or wireless equipment, which transmits a facsimile of the notice to the director’s electronic mail designation or telephone number appearing on the records of the corporation, the notice of a meeting shall be timely if sent no later than twenty-four (24) hours prior to the time set for such meeting.  If the notice is sent by courier to the director’s address appearing on the records of the corporation, the notice of a meeting shall be timely if sent no later than three (3) full days prior to the time set for such meeting.  If the notice is sent by mail to the director’s address appearing on the records of the corporation, the notice of a meeting shall be timely if sent no later than five (5) full days prior to the time set for such meeting.

Section 4.5.  Waiver of Notice.  Any director may waive notice of any meeting at any time.  Whenever any notice is required to be given to any director of the corporation pursuant to applicable law, a waiver thereof in writing signed by the director, entitled to notice, shall be deemed equivalent to the giving of notice.  The attendance of a director at a meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.  A director waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the director objects to considering the matter when it is presented.

Section 4.6.  Quorum.  A majority of the number of directors specified in or fixed in accordance with these bylaws shall constitute a quorum for the transaction of any business at any meeting of directors.  If less than a majority shall attend a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

Section 4.7.  Manner of Acting.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

Section 4.8.  Participation by Conference Telephone.  Directors may participate in a regular or special meeting of the board by, or conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.

Section 4.9.  Presumption of Assent.  A director who is present at a meeting of the board of directors at which action is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.10.  Action by Board Without a Meeting.  Any action permitted or required to be taken at a meeting of the board of directors may be taken without a meeting if one or more consents setting forth the action so taken, shall be executed by all the directors, either before or after the action taken, and delivered to the corporation.  Such consents may be set forth in a tangible written form, in an electronic transmission or in any other form then allowed under the Washington Business Corporations Act or other applicable law.  Action taken by consent is effective when the last director executes the consent, unless the consent specifies a later effective date.

Section 4.11.  Audit Committee.  The board of directors, at any regular meeting of the Board, shall elect from their number an Audit Committee of not less than three members, none of whom shall be employed by the corporation.  At least annually the Board of Directors shall determine that each Committee member has the independence and other qualifications set forth in the Charter of the Audit Committee as approved by the Board, and in any supplemental statements that the Board may adopt with regard to the composition of the Committee.

The Audit Committee shall have the authorities and responsibilities and shall perform the functions specified in the Charter of the Audit Committee, as approved by the Board, and in any supplemental statement that the Board may adopt with regard to the functions of the Committee.

Section 4.12.  Human Resources Committee.  The board of directors at any regular meeting of the board, shall elect from their number a Human Resources Committee which committee shall have not less than three members, none of whom shall be employed by the corporation. The Human Resources Committee shall have the authorities and responsibilities and shall perform the functions specified in the Charter of the Human Resources Committee, as approved by the Board, and in any supplemental statement or resolution that the Board may adopt with regard to the functions of the Committee.

Section 4.13.  Governance Committee.  The board of directors, at any regular meeting of the board, shall elect from their number a Governance Committee, none of the members of which shall be employed by the corporation. The Governance Committee shall have the composition, authorities and responsibilities and shall perform the functions specified in the Charter of the Governance Committee, as approved by the Board, and in any supplemental statement or resolution that the Board may adopt with regard to the functions of the Committee.

Section 4.14.  Finance Committee.  The board of directors, at any regular meeting of the board, shall elect from their number a Finance Committee.  A majority of the members of the Finance Committee shall not be employed by the corporation.  The board, upon the recommendation of the Governance Committee, shall appoint a committee chair who is not employed by the corporation.  The Finance Committee shall have the authorities and responsibilities and shall perform the functions specified in the Charter of the Finance Committee, as approved by the board, and in any supplemental statement or resolution that the board may adopt with regard to the functions of the Committee.

Section 4.15.  Corporate Relations Committee.  The board of directors, at any regular meeting of the board, may elect from among their number a Corporate Relations Committee which shall consist of no fewer than two Directors. The Corporate Relations Committee shall have the composition, authorities and responsibilities and shall perform the functions specified in the Charter of the Corporate Relations Committee, as approved by the Board, and in any supplemental statement or resolution that the Board may adopt with regard to the functions of the Committee.

Section 4.16.  Corporate Development Committee.  The board of directors, at any regular meeting of the board, may elect from among their number a Corporate Development Committee, which shall consist of the Chief Executive Officer and not less than two other directors. The Corporate Development Committee shall have the composition, authorities and responsibilities and shall perform the functions specified in the Charter of the Corporate Development Committee, as approved by the Board, and in any supplemental statement or resolution that the Board may adopt with regard to the functions of the Committee.

Section 4.17.  Committee Procedures.  Except as provided in the bylaws or in specific resolutions of the Board of Directors, the committees of the Board shall be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as applied to the Board of Directors.

Section 4.18.  Resignation.  Any director may resign at any time by delivering written notice to the Chair or the Chief Executive Officer, or by giving oral notice at any meeting of the directors or shareholders.  Any such resignation shall take effect at any subsequent time specified therein (including the occurrence of one or more specified future events), or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.19.  Removal.  At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed from office, with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors whose removal is sought.  If the board of directors or any one or more directors is so removed, new directors may be elected at this same meeting.

Section 4.20.  Vacancies.  A vacancy on the board of directors may occur by the resignation, removal, termination of term or death of an existing director, or by reason of increasing the number of directors on the board of directors as provided in these bylaws. Except as may be limited by the articles of incorporation, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors whether or not less than a quorum. A director elected to fill a vacancy shall be elected for a term of office continuing until the director or his or her successor is duly elected and qualified at the next election of directors by shareholders or until his or her earlier resignation, removal from office, termination of term or death.

If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy.

Section 4.21.  Compensation.  By resolution of the board of directors, the directors may be paid a fixed sum plus their expenses, if any, for attendance at meetings of the board of directors or committee thereof, or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 4.22.  Chair of the Board.  The board of directors shall annually elect a Chair to preside at meetings of the board of directors.  In the absence of the Chair, the directors present may select someone from their number to preside.  In accordance with Section 3.13 of these bylaws, the Chair (unless absent) shall preside over all meetings of the shareholders.  The Chair shall perform such other duties as may be assigned by the board of directors or as provided in these bylaws.

ARTICLE V
OFFICERS

Section 5.1.  Ranks and Terms in Office.  The officers of the corporation shall be a Chief Executive Officer, a President, a General Auditor, a Chief Financial Officer, a Controller, and such Vice Chairs, Executive Vice Presidents, Senior Vice Presidents or First Vice Presidents as the board of directors may designate and elect, or such other officers as the board of directors may designate and elect or the Chief Executive Officer may designate and appoint.

Officers shall serve until the termination of their employment or their earlier removal from service as officers.  Any officer may be removed, with or without cause, by the board of directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Other than the General Auditor, any officer who has been elected by the board of directors may be suspended with or without pay by the Chief Executive Officer, and any other officer may be removed or suspended with or without pay by the Chief Executive Officer, but such removal or suspension shall be without prejudice to the contractual rights, if any, of the person so removed or suspended.  The termination of any officer’s employment shall constitute removal of such person from office, effective as of the date of termination of employment.

Section 5.2.  Chief Executive Officer.  The Chief Executive Officer of the corporation shall have direct supervision and management of its affairs and the general powers and duties of supervision and management usually vested in the Chief Executive Officer of a corporation, subject to the Bylaws and policies of the corporation.   The Chief Executive Officer shall perform such other duties as may be assigned by the board of directors.  In the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be assumed by the President, and in their absence such duties shall be assumed by a person designated by the Chief Executive Officer or the board of directors.

Section 5.3.  [Reserved]

Section 5.4.  President.  The President shall perform such duties as may be assigned by the Chief Executive Officer or the board or a committee of directors

Section 5.5.  General Auditor.  The General Auditor shall supervise and maintain continuous audit control of the assets and liabilities of the corporation.  The General Auditor shall report directly to the Audit Committee of the board of directors.  The General Auditor shall perform such other duties as may be assigned by the Chief Executive Officer or the President from time to time, only to the extent that such other duties do not compromise the independence of audit control.

Section 5.6.  Chief Financial Officer.  The Chief Financial Officer of the corporation shall have the power and duty of supervising and managing the corporation’s acquisition, retention and disposition of securities, loans and financial instruments (including but not limited to the corporation’s investments in and loans to the corporation’s subsidiaries), the power and duty of supervising the corporation’s financial reporting, and the other general powers and duties of supervision and management usually vested in the Chief Financial Officer of a corporation, subject to the Bylaws and, subject to these Bylaws and to such limits as may from time to time be established by the board of directors or by a committee of directors or officers that the board of directors has authorized to establish such limits.  The Chief Financial Officer shall perform such other duties as may be assigned by the board of directors or by the Chief Executive Officer or by a committee of directors or officers that the board of directors has authorized to assign such duties.  In the absence of the Chief Financial Officer, the duties of the Chief Financial Officer shall be assumed by the Controller of the corporation, and in their absence such duties shall be assumed by a person designated by the Chief Executive Officer or the board of directors.

Section 5.7.  Controller.  The Controller shall be the chief accounting officer of the corporation and shall have supervisory control and direction of the general accounting, accounting procedure, and general bookkeeping, and shall be the custodian of the general accounting books, records, forms and papers.  The Controller shall also perform such other duties as may be assigned from time to time by a committee of directors or officers that the board of directors has authorized to assign such duties or by the Chief Executive Officer, the President, a Vice Chair, or an Executive Vice President.

Section 5.8.  Vice Chairs, Executive Vice Presidents.  Vice Chairs and Executive Vice Presidents shall perform such duties as may be assigned from time to time by a committee of directors or officers that the board of directors has authorized to assign such duties or by the Chief Executive Officer or the President.

Section 5.9.  Senior Vice Presidents, First Vice Presidents and Vice Presidents.  Senior Vice Presidents, First Vice Presidents and Vice Presidents shall perform such duties as may be assigned from time to time by a committee of directors or officers that the board of directors has authorized to assign such duties or by the Chief Executive Officer, the President, a Vice Chair or an Executive Vice President.

Section 5.10.  Secretary and Assistant Secretary.  Except as otherwise set forth in these bylaws, the Secretary of the corporation shall keep the minutes of all meetings of the board of directors and of the shareholders and give such notices to the directors or shareholders as may be required by law or by these Bylaws.  The Secretary shall have the custody of the corporate seal, if any, and the contracts, papers and documents belonging to the corporation.  The Secretary shall also perform such other duties as may be assigned from time to time by a committee of directors or officers that the board of directors has authorized to assign such duties or by the Chief Executive Officer, the President, a Vice Chair, or an Executive Vice President.  Except as otherwise set forth in these bylaws, in the absence of the Secretary, the powers and duties of the Secretary shall devolve upon an Assistant Secretary or such person as shall be designated by the Chief Executive Officer.

Section 5.11.  Combining Offices.  An officer who holds one office may, with or without resigning from such existing office, be elected by the board of directors to hold, in addition to such existing office, the office of Vice Chair, Executive Vice President, Senior Vice President, First Vice President or Vice President.  An officer who holds one office may, with or without resigning from such existing office, be appointed by the Chief Executive Officer to hold, in addition to such existing office, another office other than the office of Vice Chair, Executive Vice President, Senior Vice President, First Vice President or Vice President.

Section 5.12.  Other Officers.  The other Officers shall perform such duties as may be assigned by a committee of directors or officers that the board of directors has authorized to assign such duties or by the Chief Executive Officer, the President, a Vice Chair, or an Executive Vice President.  The Chief Executive Officer may designate such functional titles to an officer, as the Chief Executive Officer deems appropriate from time to time.

Section 5.13.  Official Bonds.  The corporation may be indemnified in the event of the dishonest conduct or unfaithful performance of an officer, employee, or agent by a corporate fidelity bond, the premiums for which may be paid by the corporation.

Section 5.14.  Execution of Contracts and Other Documents.  The Chief Executive Officer, the President, any Vice Chair or any Executive Vice President may sign and may from time to time designate the officers, employees or agents of the corporation who shall have authority to sign deeds, contracts, satisfactions, releases, and assignments of mortgages, and all other documents or instruments in writing to be made or executed by the corporation.

Section 5.15.  Resignation.  Any officer may resign at any time by delivering written notice to the Chief Executive Officer, the President, the Secretary or the board of directors, or by giving oral notice at any meeting of the board.  Any such resignation shall take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.16.  Voting of Shares Held by Corporation.  Shares of another corporation or interests in another entity held by this corporation may be voted in person or by proxy by the Chief Executive Officer, by the President, by a Vice Chair, by an Executive Vice President, or by a Senior Vice President.

ARTICLE VI
SHARES

Section 6.1.  Certificates for Shares.  The shares of the corporation may be represented by certificates in such form as prescribed by the board of directors.  Signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  All certificates shall be consecutively numbered or otherwise identified.  All certificates shall bear such legend or legends as prescribed by the board of directors or these bylaws.

Section 6.2.  Issuance of Shares.  Shares of the corporation shall be issued only when authorized by the board of directors, which authorization shall include the consideration to be received for each share.

Section 6.3.  Beneficial Ownership.  Except as otherwise permitted by these bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.  The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 6.4.  Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, on surrender for cancellation of the certificate for the shares.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

Section 6.5.  Lost or Destroyed Certificates.  In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.6.  Stock Transfer Records.  The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar.  The name and address of the person to whom the shares represented by any certificate, together with the class, number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  Except as provided in these bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.7.  Uncertificated Shares.  The shares of the Corporation may be issued in uncertificated or book entry form in the manner prescribed by the board of directors.  Without limiting the foregoing, shares of the Corporation may be issued in uncertificated or book entry form in connection with new share issuances, the transfer of shares as provided in Section 6.4 of these bylaws and the replacement of shares represented by lost, destroyed or mutilated certificates as provided in Section 6.5 of these bylaws.

ARTICLE VII
SEAL

This corporation need not have a corporate seal.  If the directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation, and the words “Corporate Seal.”

ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND AGENT

Section 8.1.  Director's Right To Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of the corporation or, being or having been such a director, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that (a) the corporation shall not indemnify any person from or on account of any acts or omissions of such person finally adjudged to be intentional misconduct or knowing violation of the law of such person, or from conduct of the person in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it is finally adjudged that such person personally received a benefit in money, property, or services to which such person was not legally entitled, and (b) except as provided in subsection 8.3 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.  Such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators.  Without limiting the situations in which a person shall be considered to be serving at the request of the corporation, a director who serves as a director, officer, employee or agent of another corporation or other enterprise that is a subsidiary of the corporation shall be deemed to be serving at the request of the corporation, where “subsidiary” means a corporation or other enterprise in which a majority of the voting stock or other voting power is owned or controlled by the corporation directly or through one or more subsidiaries, or a corporation or other enterprise which is consolidated on the corporation’s financial statements or is reported using the equity method.  If the Washington Business Corporation Act is amended to authorize further indemnification of directors, then directors of the corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

Section 8.2.  Director's Burden of Proof and Procedure For Payment.

(a)  The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in (b) below has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

(b)  The right to indemnification shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this Article or otherwise.

Section 8.3.  Right of Claimant to Bring Suit.  If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred  in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  Neither the failure of the corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 8.4.  Nonexclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.5.  Insurance, Contracts and Funding.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.  The corporation may, without any shareholder action, enter into contracts with such director or officer in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 8.6.  Indemnification of Officers, Employees and Agents of the Corporation.  The corporation shall provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers and employees of the corporation with the same scope and effect (including without limitation coverage when serving at the request of the corporation as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises), and observing the same procedures, as the provisions of this Article with respect to the indemnification and advancement of expenses to directors of the corporation, except that determinations and authorizations described in RCW23B.08.550(2) and (3) may also be made by a committee of officers authorized by the board of directors.  Without limiting the situations in which a person shall be considered to be serving at the request of the corporation, an officer or employee who serves as a director, officer, employee or agent of another corporation or other enterprise that is a subsidiary of the corporation shall be deemed to be serving at the request of the corporation, where “subsidiary” has the meaning set forth in Section8.1.  At its sole option, the corporation may provide indemnification and pay expenses in advance of the final disposition of a proceeding to agents of the corporation (including without limitation providing such indemnification or advance to agents serving at the request of the corporation as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises), provided that such indemnification or advance (i) is made pursuant to a written contract executed and delivered on behalf of the corporation prior to the occurrence of the conduct giving rise to the liability or expense for which indemnification or payment is being sought or (ii)is approved or ratified by the board of directors, a committee thereof, or a committee of officers authorized by the board of directors.

Section 8.7.  Contract Right.  The rights to indemnification conferred in this Article shall be a contract right and any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Section 8.8.  Severability.  If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

ARTICLE IX
BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and the board of directors and such other records as may be necessary or advisable.

ARTICLE X
FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE XI
AMENDMENTS TO BYLAWS

These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the board of directors, subject to the concurrent power of the shareholders, by at least two-thirds affirmative vote of the shares of the corporation entitled to vote thereon, to alter amend or repeal these bylaws or to adopt new bylaws.

EXHIBIT A

AMENDMENTS TO BYLAWS
OF
WASHINGTON MUTUAL, INC.

Article II is amended and replaced in its entirety by the following:

"ARTICLE II
NUMBER OF DIRECTORS

The number of directors of this corporation shall be determined from time to time by resolution adopted by the board of directors."

Section 4.11 is amended and replaced in its entirety by the following: "[Reserved.]"

Section 4.12 is amended and replaced in its entirety by the following: "[Reserved.]"

Section 4.13 is amended and replaced in its entirety by the following: "[Reserved.]"

Section 4.14 is amended and replaced in its entirety by the following: "[Reserved.]"

Section 4.15 is amended and replaced in its entirety by the following: "[Reserved.]"

Section 4.16 is amended and replaced in its entirety by the following : "[Reserved.]"

Section 5.1 is amended and replaced in its entirety by the following:

"Ranks and Terms in Office. The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Controller, and such Vice Chairs, Executive Vice Presidents, Senior Vice Presidents or First Vice Presidents as the board of directors may designate and elect, or such other officers as the board of directors may designate and elect or the Chief Executive Officer may designate and appoint.

Officers shall serve until the termination of their employment or their earlier removal from service as officers. Any officer may be removed, with or without cause, by the board of directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer who has been elected by the board of directors may be suspended with or without pay by the Chief Executive Officer, and any other officer may be removed or suspended with or without pay by the Chief

Executive Officer, but such removal or suspension shall be without prejudice to the contractual rights, if any, of the person so removed or suspended. The termination of any officer's employment shall constitute removal of such person from office, effective as of the date of termination of employment."

Section 5.5 is amended and replaced in its entirety by the following: "[Reserved.]"